UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2005

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

P. O. Box 7997, Shawnee Mission, Kansas 66207-0997

(Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 8, 2005, AirGate PCS, Inc. (the “Plaintiff”), a wholly-owned subsidiary of Alamosa Holdings, Inc. (“Alamosa”), filed a complaint (the “Complaint”), a motion for a preliminary injunction (the “Motion”) and a motion to expedite proceedings (the “Motion to Expedite” and, together with the Motion, the “Motions”) against Sprint Corporation, Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P. and S-N Merger Corp. (collectively, “Sprint”) and Nextel Communications, Inc. (“Nextel”) in the Court of Chancery of the State of Delaware in and for New Castle County.

The Complaint alleges, among other things, that following the consummation of the anticipated merger between Sprint Corporation and Nextel, Sprint will breach its exclusivity obligations under the Management Agreement, dated July 22, 1998, as amended, between SprintCom, Inc. and AirGate Wireless, L.L.C. (the “Management Agreement”). The Complaint seeks (1) a preliminary injunction and a permanent injunction prohibiting Sprint and Nextel from engaging in certain post-merger conduct in the Plaintiff’s service areas, including the operation or management of the Nextel network, marketing, sales and promotional activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the Management Agreement, (2) an order directing Sprint and those acting in concert with it to specifically perform all obligations under the Management Agreement, (3) a declaratory judgment that the post-merger operation of the Nextel network and other potential post-merger activity by Sprint or Sprint Nextel Corporation will breach the Management Agreement and (4) monetary damages, including actual and compensatory damages, together with punitive damages, for injury caused by Nextel’s alleged tortious interference with the Management Agreement.

The Motion seeks the issuance of a preliminary injunction, pending a hearing on the merits, which would enjoin Sprint and Nextel from violating the exclusivity provision of the Management Agreement and from engaging in certain post-merger conduct in the Plaintiff’s service areas, including the operation of the Nextel network, marketing, sales and promotional activities relating to Nextel products, and disclosing confidential business information, in each case in a manner that would violate the Management Agreement. The Motion to Expedite seeks an order, among other things, to schedule a hearing on the Plaintiff’s request for a preliminary injunction for the week of August 29, 2005 and to establish a trial date no later than December 2005.

Prior to the filing of the Complaint and the Motions, Sprint and Alamosa had discussed possible revisions to their commercial arrangements (including with respect to the Plaintiff) in light of the pending Sprint Nextel merger. Although Sprint has had and may from time to time continue to engage in discussions with the Plaintiff and Alamosa regarding these matters and other possible resolutions, there can be no assurance as to the outcome of any such discussions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPRINT CORPORATION

Date: August 9, 2005	By:	/s/ MICHAEL T. HYDE
Michael T. Hyde, Assistant Secretary

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